Exhibit 5.1

    October 11, 2001

Microvision, Inc.
19910 North Creek Parkway
Bothell, WA 98011

      Re: Registration Statement on Form S-3, Registration No. 333-69652

Ladies and Gentlemen:

    We have acted as counsel for Microvision, Inc., a Washington corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, Registration No. 333-69652, filed on September 10, 2001 and amended on September 26, 2001 (together, the "Registration Statement"), in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the prospectus supplement, dated October 10, 2001 relating to the offer and sale of:

  1.
  640,518 shares (the "Shares") of the Company's common stock, no par value ("Common Stock");

  2.
  Warrants to purchase 96,077 shares of Common Stock ("Warrants"); and

  3.
  96,077 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

    We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

    Based on such examination, we are of the opinion that:

      1.  The Shares have been duly authorized and when issued, delivered and paid for, will be validly issued, fully paid and nonassessable by the Company.

      2.  The Warrants have been duly authorized and, when issued and delivered, will be legal, valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law). The Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants in exchange for payment therefor in accordance with the terms thereof, will be validly issued, fully paid and nonassessable by the Company.

    The opinions expressed herein are limited solely to the laws of the State of Washington and United States federal laws. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof.

Microvision, Inc.
October 11, 2001
Page -2-

    We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the use of our name in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ STOEL RIVES LLP